UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): February 13, 2007
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2101 CityWest Blvd
Building III, Suite 400
Houston, Texas 77042
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Employment Agreement Amendment
     On February 16, 2007, Input/Output, Inc. (the “Company”) and Robert P. Peebler, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Peebler’s employment agreement (the “Employment Agreement”). Under the Amendment, Section 2(c) was amended to change the vesting schedule for shares of restricted common stock that Mr. Peebler would be entitled to receive in 2007. His Employment Agreement provided for the shares of restricted common stock to vest in equal annual amounts over a stated period on the anniversary of the grant date. Under the Amendment, the shares of restricted common stock will instead vest three years after the date of grant of such award. All other provisions of the Employment Agreement were unchanged.
     The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.
2007 Bonus Plan
     On February 13, 2007, the Compensation Committee of the Board of Directors of the Company approved the 2007 Incentive Compensation Plan (the “Plan”). The Plan was established to motivate all participating employees to achieve their highest level of individual and team performance and to align the employees to accomplish and share in the achievement of established financial goals of the Company and its subsidiaries. Performance under the Plan is measured on a fiscal (calendar) year and payments under the Plan are made annually. All full-time employees (including the Named Executive Officers under the Company’s proxy statement) are eligible to participate in the Plan. Temporary employees, contractors and consultants are not eligible to participate in the Plan. Employees who participate in any other cash bonus incentive plan of the Company are not eligible to participate in the Plan. Employees whose employment begins after the start of the Plan year on January 1, 2007 and have been employed for at least 90 days, will be eligible to participate in the Plan and will receive a prorated bonus based upon the actual date of hire. Awards will be calculated after the close of the Plan year. The computation of awards generated under the Plan must be approved by the Compensation Committee. All earned awards will be paid in cash as soon as administratively practicable following the close of the Plan year and the approval of the Compensation Committee.
     The Plan is designed to equate the size of the payout to the performance of the individual participant. Every participating employee has the opportunity to earn a percentage of their base salary based on their individual and team performance, and achievement of the Company’s and the applicable business unit’s performance against planned objectives. Significant over-achievement against plan will result in an increase in the bonus pool size, and the potential for participants to earn a higher percentage of their base salaries. Target business performance will be measured with respect to operating earnings and such other factors as may be determined by the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     Not applicable.
(b) Pro forma financial information.
     Not applicable.
(c) Exhibits.
     10.1     Second Amendment to Employment Agreement, dated February 16, 2007, between Input/Output, Inc. and Robert P. Peebler.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	INPUT/OUTPUT, INC.
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
(c) Exhibits.
     10.1     Second Amendment to Employment Agreement, dated February 17, 2007, between Input/Output, Inc. and Robert P. Peebler.